Exhibit 99

                                                      CONTACT:
                                                      James C. Rowan Jr.
                                                      Office:  (860) 722-5180

FOR IMMEDIATE RELEASE

                        HSB GROUP, INC. DECLARES DIVIDEND

HARTFORD, Conn., January 25, 1999 -- The Board of Directors of HSB Group, Inc. (NYSE-HSB) today declared a regular quarterly dividend of 42 cents per share. The dividend will be payable on April 29, 1999, to shareholders of record at the close of business on April 9, 1999. This marks the 129th consecutive year in which Hartford Steam Boiler has paid a dividend, one of the longest records of the New York Stock Exchange.

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